Certificate of Establishment and Designation of Classes T and 529-T Shares

for

THE GROWTH FUND OF AMERICA

The trustees, constituting at least a majority of the trustees of The Growth Fund of America, a Delaware statutory trust (the “Trust”), have established and designated pursuant to Section 2.6 of the Amended and Restated Agreement and Declaration of Trust of the Trust dated December 6, 2012, as amended to date (the “Declaration”), Classes of shares of the Trust to be known as Class T Shares and Class 529-T Shares (the “Designated Classes”).

1. Rights, Preferences and Characteristics. The Designated Classes shall have the relative rights, preferences and characteristics described in the Declaration and the Trust’s then currently effective registration statement under the Securities Act of 1933, as amended (the “Registration Statement”), relating to the Designated Classes. Any rights, preferences, qualifications, limitations and restrictions with respect to Classes generally that are set forth in the Declaration shall apply to the Designated Classes unless otherwise specified in the Registration Statement, in which case those specified in the Registration Statement shall control.

2. Authorization of Officers. The trustees have authorized and directed the officers of the Trust to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests or other instruments, make such payments and to do any and all things that in their discretion may be necessary or advisable to effect the matters referenced herein and as may be necessary or advisable for the conduct of the business of the Trust.

3. Incorporation of Defined Terms. Capitalized terms which are not defined herein shall have the meaning ascribed to those terms in the Declaration.

IN WITNESS WHEREOF, the Secretary of the Trust hereby certifies and acknowledges that the amendment herein was duly adopted by the trustees of the Fund on December 8, 2016 in a manner provided by the Fund’s Declaration of Trust.

THE GROWTH FUND OF AMERICA

\s\ Michael W. Stockton
Michael W. Stockton
Secretary